Exhibit 10.13

ORGANON & CO.

2021 INCENTIVE STOCK PLAN

(Effective [●], 2021)

1.	PURPOSE

The Plan is established to encourage employees of the Company, its subsidiaries, its affiliates and its joint ventures to acquire common stock in the Company. The Plan shall be available to provide Incentives, including cash incentives, to Eligible Employees of the Company, its subsidiaries, its affiliates and its joint ventures, as provided under the terms of the Plan. It is believed that the Plan will serve the interests of the Company and its stockholders because it allows service providers to have a greater personal financial interest in the Company through ownership of, or the right to acquire the Company’s Common Stock and to earn cash incentives based on the achievement of performance goals, which in turn will stimulate such individuals’ efforts on the Company’s behalf and maintain and strengthen their desire to remain with the Company. It is believed that the Plan also will assist in the recruitment and retention of service providers of the Company, its subsidiaries, its affiliates and its joint ventures.

2.	DEFINITIONS

“Award Period” has the meaning set forth in Section 10(a).

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)

any Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of ownership held by any Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(b)

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing 50% or more of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) 50% or more of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c)

there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(d)

individuals who, on the Effective Date, are members of the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board of Directors; provided, however, that if the appointment or election (or nomination for election) of any new Board of Directors member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any affiliate and the Eligible Employee will supersede the foregoing definition with respect to Incentives subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board of Directors may, in its sole discretion and without an Eligible Employee’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Talent Committee of the Board of Directors of the Company or subcommittee thereof, or such other successor committee of the Board of Directors.

“Common Stock” means the common stock, $0.01 par value per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

“Company” means Organon & Co., a Delaware corporation.

“Eligible Employees” shall have the meaning set forth in Section 4(a).

“Employee” means a person employed on a regular full-time or part-time basis by the Company, or its subsidiaries, its affiliates or its joint ventures, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate. The term “Employee” shall not include any of the following: a person who is an independent contractor, or agrees or has agreed that he/she is an independent contractor of the Company; a person who has any agreement or understanding with the Company, or any of its affiliates or joint venture partners that he/she is not an employee or an Eligible Employee, even if he/she previously had been an employee or Eligible Employee; or a person who is employed by a temporary or other employment agency, regardless of the amount of control, supervision or training provided by the Company or its affiliates; a “leased employee” as defined under Section 414(n) of the Code, in each case, even if a court, agency or other authority rules that he/she is a common-law employee of the Company or its affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means as of any date, unless otherwise determined by the Committee the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

“Incentive Stock Option” or “ISO” means a stock option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Incentive” means a grant of Stock Options, Stock Appreciation rights, Restricted Stock Grants, Performance Awards, Share Awards, Phantom Stock Awards, and cash or any or all of them.

“Nonqualified Option” means a stock option that is not an Incentive Stock Option.

“Performance Shares” means an award denominated in shares granted to an Eligible Employee under Section 10.

“Performance Awards” means Performance Units or Performance Shares or either or both of them.

“Performance Goals” has the meaning set forth in Section 10(a).

“Performance Units” means an award denominated in shares of Common Stock or cash granted to an Eligible Employee under Section 10.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust or unincorporated organization.

“Phantom Stock Award” means an award of phantom shares of Common Stock granted to an Eligible Employee under Section 12.

“Plan” means this Organon & Co. 2021 Incentive Stock Plan, as amended from time to time.

“Restricted Period” has the meaning set forth in Section 11.

“Restricted Stock” means shares of Common Stock issued or transferred to an Eligible Employee under Section 11.

“Restricted Stock Grants” has the meaning set forth in Section 11.

“Restricted Stock Units” means a right granted to an Eligible Employee under Section 11 representing a number of phantom shares of Common Stock.

“Section 16 Officer” means an individual who serves as an “officer” of the Company as such term is defined in Rule 16(a)-1(f) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Award” means an award of actual shares of Common Stock granted to an Eligible Employee under Section 12.

“Spread” shall have the meaning set forth in Section 9(b).

“Stand Alone SAR” means a Stock Appreciation Right granted without an underlying Stock Option as provided in Section 9.

“Stock Appreciation Right” means a right to receive the appreciation in the Fair Market Value of shares of Common Stock, as provided in Section 9.

“Stock Option” means a Nonqualified Option or an Incentive Stock Option, or either or both of them.

“Substitute Incentive” means an Incentive granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or affiliate with which the Company or any subsidiary or affiliate combines.

“Successor Incentive” shall have the meaning set forth in Section 25(a).

“Tandem SAR” means a Stock Appreciation Right granted with respect to an underlying Stock Option as provided in Section 9.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary of the Company, as such terms are defined in Rule 405 of the Securities Act.

3.	ADMINISTRATION

The Plan shall be administered by the Committee or any designated subcommittee thereof (and references in this Plan to the Committee shall be to such subcommittee, acting in accordance with their governing documents). A Director may serve on the Committee only if he or she is a “Non-Employee Director” of the Company for purposes of Rule 16b-3 under the Exchange Act. The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Employees receive Incentives, the types of Incentives they receive under the Plan, the number of shares covered by Incentives granted under the Plan, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

The Committee shall have the responsibility of construing and interpreting the Plan and any instrument or agreement relating to the Plan, including but not limited to, the right to correct any defect or supply any omission, construe disputed or doubtful provisions, reconcile any inconsistency in the Plan or in any related instrument or agreement, and of establishing, amending, rescinding and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan, related instrument or agreement. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan, related instrument or agreement, and the Plan’s rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Employees and any person claiming under or through any Eligible Employee.

The Committee, as permitted by applicable state law, may delegate to one or more officers of the Company any or all of its power and authority hereunder, including the authority to do one or both of the following: (i) designate Eligible Employees who are not Section 16 Officers or Directors to receive Incentives and the terms of such Incentives; and (ii) determine the number of shares of Common Stock, if any, subject to such Incentives; provided, however, that the Committee resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Incentives granted by such delegate and such delegate may not grant any Incentive to himself or herself; and provided further, that such officer of the Company may further delegate such authority in accordance with the Company’s policy on delegation of authority.

For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.

4.	ELIGIBILITY

(a)	Employees. Employees shall be eligible to participate in the Plan if designated by the Committee (“Eligible Employees”).

(b)

No Right To Continued Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any person at any time, nor confer upon any person the right to continue in the employ of the Company, its subsidiaries, its affiliates or its joint ventures. No Eligible Employee shall have a right to receive an Incentive or any other benefit under this Plan or having been granted an Incentive or other benefit, to receive any additional Incentive or other benefit. Neither the award of an Incentive nor any benefits arising under such Incentives shall constitute an employment contract with the Company, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Incentive under this Plan nor any amount realized from any such Incentive shall be treated as compensation for any purposes of calculating an employee’s benefit under any such plan, policy or program.

5.	TERM OF THE PLAN

This Plan was approved by the Board of Directors and the stockholders of the Company on [_], 2021 and is effective as of [•], 2021 (the “Effective Date”). No Incentive that is an Incentive Stock Option shall be granted under the Plan following the tenth anniversary of the Effective Date (or such earlier date that the Plan may be terminated by the Board of Directors), but the term and exercise of Incentives granted theretofore may extend beyond such expiration date.

6.	INCENTIVES

Incentives under the Plan may be granted in any one or a combination of (a) Incentive Stock Options, (b) Nonqualified Options, (c) Stock Appreciation Rights, (d) Restricted Stock Grants, (e) Performance Awards, (f) Share Awards, (g) Phantom Stock Awards, and (h) cash. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Notwithstanding anything to the contrary, any Incentives granted to an individual who is not an Eligible Employee or otherwise in error shall be void ab initio.

7.	SHARES AVAILABLE FOR INCENTIVES

(a)

Shares Available. Subject to adjustment as described in subsection (b), the maximum number of shares of Common Stock that may be issued under the Plan is [•] (the “Share Reserve”). No more than an aggregate of [•] million shares may be issued as Incentive Stock Options during the term of the Plan. For the avoidance of doubt, any stock options, performance share units or restricted share units of Merck & Co., Inc. (“Merck”) converted into Company Incentives in connection with the separation of the Company’s business from Merck in accordance with the terms and conditions of that certain Employee Matters Agreement dated as of [•], 2021 by and between Merck and the Company shall count against the Share Reserve.

(i)

The following shares of Common Stock shall be added to the maximum share limitation described in the first sentence of paragraph (a): (1) shares tendered or withheld by the Company in payment of all or part of the exercise price of a Stock Option; (2) shares tendered or withheld by the Company to satisfy all or part of the tax withholding obligation of an Incentive on the vesting or exercise thereof; and (3) shares not issued upon exercise of all or a portion of a Stock Appreciation Right that is settled in shares. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan. For purposes of determining the number of shares of Common Stock remaining available for issuance under the Plan, only Incentives payable in shares of Common Stock shall be counted.

(ii)

In the event that a company acquired by the Company or any subsidiary or affiliate or with which the Company or any subsidiary or affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentives and shall not be counted as issued for purposes of determining the number of shares remaining available for issuance under the first sentence of this paragraph (a); provided that such Incentives shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary or affiliate prior to such acquisition or combination.

(iii)	The following shares of Common Stock relating to Incentives are not counted as issued for purposes of determining the number of shares remaining available for issuance under the Plan:

(1)	Shares of Common Stock subject to an Incentive that is settled in cash in lieu of shares;

(2)	Shares of Common Stock subject to an Incentive that expires, is forfeited, cancelled or terminates for any reason without issuance of shares;

(3)	Shares of Common Stock subject to a Substitute Incentive; and

(4)	Shares of Restricted Stock that are forfeited and returned to the Company upon a participant’s termination of employment.

(b)

Adjustment of Shares. In the event of a reorganization, recapitalization, reclassification, stock split or reverse stock split, stock dividend, extraordinary cash dividend, combination or exchange of shares, repurchase of shares, merger, consolidation, rights offering, spin off, split off, split up, change in corporate structure, or other event identified by the Committee, the Committee shall make such equitable adjustments, in a manner it may deem appropriate, in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the option price of Stock Options, (iv) the grant price of Stock Appreciation Rights; and (v) the terms and conditions of any outstanding Incentives (including, without limitation, any applicable performance targets or criteria with respect thereto). Any such determination shall be final, binding and conclusive on all parties.

8.	STOCK OPTIONS

The Committee may grant options qualifying as ISOs and Nonqualified Options. Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)

Stock Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date the Stock Option is granted other than Stock Options that are Substitute Incentives, as determined by the Committee. Notwithstanding the foregoing, a Ten Percent Stockholder will not be granted an ISO unless the exercise price of the ISO is at least 110 percent of the Fair Market Value of the Common Stock on the date the ISO is granted.

(b)

Period of Stock Option. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten years from the grant, provided further, however, that, (i) in the event of the death of an Optionee prior to the expiration of a Nonqualified Option, such Nonqualified Option may, if the Committee so determines, be exercisable for up to 11 years from the date of the grant, (ii) the Committee may provide in a grant agreement that the term of any Stock Option shall be extended during any period that such Stock Option may not be exercised under any applicable law or during an applicable blackout period, and (iii) an ISO granted to a Ten Percent Stockholder will not be exercisable after the expiration of five years from the date of grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date (11 in case of a grantee’s death).

(c)

Exercise of Stock Option and Payment Therefore. No shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in shares of Common Stock (by tendering previously acquired Shares, either actually or by attestation, or by the Company withholding shares otherwise issuable in connection with the exercise of the Option), a combination of cash and shares of Common Stock, or through a cashless exercise procedure that allows grantees to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the option price. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options.

(d)

First Exercisable Date. The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or non-forfeitable and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

(e)

Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee’s employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

(f)

Termination Due to Misconduct. If a Stock Option grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.

(g)

Limits on ISOs. Except as may otherwise be permitted by the Code, an Eligible Employee may not receive a grant of ISOs for stock that would have an aggregate Fair Market Value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the ISO is granted, that would be exercisable for the first time by such person during any calendar year. If any grant is made in excess of the limits provided in the Code, such grant shall automatically become a Nonqualified Option. In addition, ISOs may only be granted to Employees of the Company and its subsidiaries.

(h)	Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Options.

9.	STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant a Stock Appreciation Right either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)

Time and Period of Grant. If a Stock Appreciation Right is granted as a Tandem SAR, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. At the time the Tandem SAR is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted as a Stand Alone SAR the period for exercise of the Stock Appreciation Right shall be set by the Committee. The maximum term of a Stand Alone SAR shall not exceed ten years from the grant, provided further, however, that, in the event of the death of the grantee prior to the expiration of such Stand Alone SAR, such Stand Alone SAR may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant and the Committee may provide in a grant agreement that the term of any Stock Option shall be extended during any period that such Stock Option may not be exercised under any applicable law or during an applicable blackout period.

(b)

Value of Stock Appreciation Right. The grantee of a Tandem SAR will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefore an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price (the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered. The grantee of a Stand Alone SAR will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the

Fair Market Value of the Common Stock on the date the election to surrender such Stand Alone SAR is received by the Company in accordance with exercise procedures established by the Company over the Fair Market Value of the Common Stock on the date of grant multiplied by the portion being exercised of the number of shares covered by the grant of the Stand Alone SAR. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c)

Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

(d)	Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Appreciation Rights.

(e)

Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Appreciation Right grantee’s employment (for any reason other than gross misconduct), Stock Appreciation Right privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stand Alone Stock Appreciation Right outstanding but not yet exercisable upon the termination of a Stock Appreciation Right grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Appreciation Right.

(f)

Termination Due to Misconduct. If a Stock Appreciation Right grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Appreciation Right shall expire upon the date of such termination.

10.	PERFORMANCE AWARDS

The Committee may grant Performance Awards, including Performance Shares or Performance Units, if the performance of the Company or its parent or any subsidiary, division, business unit, affiliate or joint venture of the Company selected by the Committee during the Award Period meets certain goals established by the Committee. Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)

Award Period and Performance Goals. The Committee shall determine and include in the terms and conditions of a Performance Award the period of time for which a Performance Award is made (“Award Period”). The Committee also shall establish performance objectives (“Performance Goals”) to be met by the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives, may be applied to either the Company as a whole or to a subsidiary, division, business unit, affiliate or joint venture, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

(b)

Payment of Performance Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. After the completion of an Award Period, the performance of the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Award, whether all, none or any portion of a Performance Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment of an award measured relative to Common Stock shall be based on the Fair Market Value of shares of Common Stock on, or as soon as practicable prior to, the date of payment. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the attainment of a Performance Award.

(c)

Revision of Performance Goals. The Committee may revise the Performance Goals and the computation of payment if one or more events occur which have a substantial effect on the performance of the Company, subsidiary, division, affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made, including without limitation, to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(d)

Requirement of Employment. Except as otherwise provided in the grant agreement evidencing the Incentive, a grantee of a Performance Award must remain in the employ of the Company, its subsidiary, affiliate or joint venture until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable.

(e)

Dividends. The Committee may, in its discretion, at the time of the Performance Award grant, determine if any dividends declared on the Common Stock during the Award Period which would have been paid with respect to Performance Shares had they been owned by a grantee or dividend equivalents be either (i) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee, or paid as cash, at the end of the Award Period or (ii) not paid or accumulated. Notwithstanding anything to the contrary, such dividends or dividend equivalents shall only be payable following the end of the Performance Period to the extent that the Performance Shares have been earned.

11.	RESTRICTED STOCK GRANTS

The Committee may grant Restricted Stock or Restricted Stock Units to an Eligible Employee, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grants”). Such grants shall not be free from restriction during the period designated by the Committee (the “Restricted Period”).

(a)

Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during the Restricted Period in order to receive the shares, cash or combination thereof under the Restricted Stock Grant. Except as otherwise provided in the grant agreement evidencing the Incentive, if the grantee leaves the employment of the Company prior to the end of the Restricted Period, the Restricted Stock Grant shall terminate and any shares of Common Stock shall be returned immediately to the Company, provided that the Committee may provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

(b)

Restrictions on Transfer and Legend on Stock Certificates. During the Restricted Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock Grant, including but not limited to any shares of Common Stock. Any certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c)

Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that any certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d)

Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restricted Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from any certificates for Restricted Stock. Restricted Stock Units may be paid in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the expiration of the Restricted Period.

(e)

Dividends. The Committee may, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on Common Stock during the Restricted Period or dividend equivalents be (i) accumulated for the benefit of the grantee and used to increase the number of shares of Common Stock subject to the Restricted Stock Grant, or paid as cash, to the grantee at the expiration of the Restricted Period or (ii) not accumulated. Notwithstanding anything to the contrary, such dividends or dividend equivalents shall only be payable following the expiration of the Restricted Period to the extent that the Restricted Stock Grant has been earned.

12.	OTHER SHARE-BASED AWARDS

The Committee may grant a Share Award or Phantom Stock Award to any Eligible Employee on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Employee or may be in lieu of cash or other compensation to which the Eligible Employee is entitled from the Company. The Committee may, in its discretion, at the time a Share Award or Phantom Award is granted, provide that any dividends declared on Common Stock during the applicable Restricted Period or dividend equivalents be (i) accumulated for the benefit of the grantee and used to increase the number of shares of Common Stock subject to the applicable Share Award or Phantom Award, or paid as cash, to the grantee at the expiration of the Restricted Period or (ii) not accumulated. Notwithstanding anything to the contrary, such dividends or dividend equivalents shall only be payable to the extent that the applicable Share Award or Phantom Award has been earned.

13.	CASH AWARDS

The Committee may grant a Cash Award to any Eligible Employee on such terms and conditions as the Committee may determine in its sole discretion. Cash Awards may be made as additional compensation for services rendered by the Eligible Employee or may be in lieu other compensation to which the Eligible Employee is entitled from the Company. A Cash Award may or may not be subject to vesting conditions, including performance-based vesting conditions consistent with other forms of Performance Awards.

14.	TRANSFERABILITY

Each Stock Option and Stock Appreciation Right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Stock Options (other than ISOs) and Stock Appreciation Right to members of a grantee’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option and Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

15.	DISCONTINUANCE OR AMENDMENT OF THE PLAN

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the grantees affected, revoke or alter, in a manner that is materially unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board of Directors amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation or the listing requirements of any national securities exchange or association on which the Common Stock is then listed. Notwithstanding the foregoing, without consent of affected grantees, Incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code, to ensure compliance with the listing requirements any national securities exchange or association on which the Common Stock is then listed, or as may be required or appropriate to comply with changes in applicable laws and regulations. Unless approved by the Company’s stockholders or as otherwise specifically provided under this Plan, no adjustments or reduction of the exercise price of any outstanding Stock Appreciation Rights or Stock Options shall be made in the event of a decline in stock price, either by reducing the exercise price of outstanding Incentives or through cancellation of outstanding Incentives in connection with regranting of Incentives at a lower price to the same individual, nor may Stock Appreciation Rights or Stock Options be cancelled in exchange for a cash payment to account for a decline in stock price.

16.	NO LIMITATION ON COMPENSATION

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its service providers, in cash or property, in a manner which is not expressly authorized under the Plan.

17.	NO CONSTRAINT ON CORPORATE ACTION

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 15, to limit the right or power of the Company, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.

18.	WITHHOLDING TAXES

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income, excise and employment taxes required or permitted by law to be withheld with respect to such payment or may require the Eligible Employee to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Employee to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Eligible Employee to deliver to the Company, shares of Common Stock having a Fair Market Value, as determined by the Committee, equal to the amount of such required or permitted withholding taxes.

19.	COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

With respect to Eligible Employees who are Section 16 Officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers, to the extent permitted by law and deemed advisable by the Plan administrators.

20.	COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent applicable, to the extent an Incentive is granted to an Eligible Employee subject to the Code, it is intended that such Incentive be exempt from Section 409A of the Code or be structured in a manner that would not cause the Eligible Employee to be subject to taxes and interest pursuant to Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the award document specifically provides otherwise), if an Eligible Employee holding an Incentive that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Eligible Employee is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Eligible Employee’s “separation from service” or, if earlier, the date of the Eligible Employee’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

21.	USE OF PROCEEDS

Any proceeds received by the Company under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

22.	GOVERNING LAW

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Unless otherwise set forth in the applicable grant agreement, the State and Federal courts located in the State of Delaware shall have exclusive jurisdiction for any action brought under the Plan or pursuant to any Incentive.

23.	REGISTRATION AND APPROVALS

The obligation of the Company to sell or deliver shares of Common Stock with respect to Incentives granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. Each Incentive is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Incentive or the issuance of shares of Common Stock, no Incentives shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee. Notwithstanding anything contained in the Plan, the terms and conditions related to the Incentive, or any other agreement to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving shares of Common Stock pursuant to an Incentive granted under the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

24.	OFFSET AND SUSPENSION OF EXERCISE

Anything to the contrary in the Plan notwithstanding, the Plan administrators may (i) offset any Incentive by amounts reasonably believed to be owed to the Company by the grantee and (ii) disallow an Incentive to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the grantee.

25.	EFFECT OF A CHANGE IN CONTROL

The following provisions will apply to Incentives in the event of a Change in Control unless otherwise provided in the grant agreement evidencing the Incentive or any other written agreement between the Company or any affiliate and the Eligible Employee or unless otherwise expressly provided by the Committee at the time of grant of an Incentive. In the event of a Change in Control, then, notwithstanding any other provision of this Plan, the Committee will take one or more of the following actions with respect to each outstanding Incentive, contingent upon the closing or completion of the Change in Control:

(a)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Incentive or to substitute a similar award for the Incentive (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);

(b)

accelerate the vesting, in whole or in part, of the Incentive (and, if applicable, the time at which the Incentive may be exercised) to a date prior to the effective time of such Change in Control as the Committee determines, with such Incentive terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

(c)

cancel or arrange for the cancellation of the Incentive, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Committee, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Incentive, taking into account the value of the Common Stock subject to the canceled Incentive, the possibility that the Incentive might not otherwise vest in full, and such other factors as the Committee deems relevant; and

(d)

cancel or arrange for the cancellation of the Incentive, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Committee equal to the excess, if any, of (A) the value in the Change in Control of the property the Eligible Employee would have received upon the exercise of the Incentive immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise

The Committee need not take the same action or actions with respect to all Incentives or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Incentive.

In the absence of any affirmative determination by the Committee at the time of a Change in Control, each outstanding Incentive will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Incentive or to substitute an equivalent award, in which case the vesting of such Incentive will accelerate in its entirety (along with, if applicable, the time at which the Incentive may be exercised) to a date prior to the effective time of such Change in Control as the Committee determines, with such Incentive terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

An Incentive may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the grant agreement evidencing the Incentive or as may be provided in any other written agreement between the Company or any affiliate and the Eligible Employee, but in the absence of such provision, no such acceleration will occur.

26.	CLAWBACK, RECOUPMENT

The Committee may specify in a grant agreement evidencing an Incentive that the Eligible Employee’s right, payment and benefits with respect to an Incentive shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, in addition to any otherwise applicable forfeiture provisions that apply to the Incentive. Without limiting the generality of the foregoing, any Incentive under the Plan shall be subject to the terms of any clawback policy maintained by the Company or as required by law, as it may be amended from time to time.